Exhibit 99.4

November 7, 2014

Momo Inc. (the “Company”)

20th Floor, Block B

Tower 2, Wangjing SOHO

No. 1 Futongdong Street

Chaoyang District, Beijing 100102

People’s Republic of China

+86-10-5731-0567

Dear Sirs:

Reference is made to the Company’s Registration Statement on Form F-1 (the “Registration Statement”) to be filed in connection with the Company’s initial public offering of its American depositary shares, representing the Company’s ordinary shares.

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I, Benson Bing Chung Tam, hereby consent to the references to my name in the Registration Statement and any amendments thereto.

Sincerely yours,

/s/ Benson Bing Chung Tam
Name: Benson Bing Chung Tam